CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-120141) of Cytomedix, Inc.of our report dated March 31, 2009 relating to the financial statements and financial statement schedule of Cytomedix, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

McLean, Virginia
September 25, 2009